SOURCE: XO Holdings, Inc. and ACF Industries Holding Corp.

XO Holdings and Subsidiary of ACF Industries Holding Corp. Announce Merger

HERNDON, VA--(Marketwire – July 12, 2011) (OTCBB: XOHO) - XO Holdings, Inc. ("XO Holdings” or the “Company”) and ACF Industries Holding Corp., a Delaware corporation (“ACF”) today announced that they have signed an Agreement and Plan of Merger, dated as of July 11, 2011 (the “Merger Agreement”) among the Company, ACF, Arnos Corp., a Delaware corporation (“Arnos”), Arnos Sub Corp., a Delaware corporation (“Arnos Sub”), High River Limited Partnership, a Delaware limited partnership (“High River”), Barberry Corp., a Delaware corporation (“Barberry”, and together with, ACF, Arnos, Arnos Sub and High River, collectively, the “Parent Group”), and XO Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent Group (“Merger Sub”).  Each member of Parent Group and Merger Sub are affiliates of Carl C. Icahn, the Chairman of the Company’s Board of Directors and beneficial owner of approximately 91.76% of the combined voting power of the Company’s outstanding shares of capital stock consisting of his beneficial ownership of 113,410,769 shares of the 182,075,165 outstanding shares of the Company’s common stock, par value $0.01 (the "Company Common Stock") and 100% of the outstanding shares of the Class B and Class C preferred stock.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), Merger Sub will be merged into the Company and the Company will become a wholly-owned subsidiary of Parent Group (the “Merger”).   At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by the Parent Group or held in treasury and (ii) shares in respect of which appraisal rights have been properly exercised under Delaware law) will be canceled and will be automatically converted into the right to receive $1.40 in cash without interest plus a non-transferable, uncertificated contract right to receive a pro rata share of certain proceeds received by Parent Group or its affiliates in certain circumstances if Parent Group or its affiliates should sell or agree to sell XO Holdings or its assets within one year of the date of execution of the Merger Agreement (the "Merger Consideration"). In addition, because the exercise price per share of all stock options that are outstanding at the Effective Time will be greater than the Merger Consideration, all outstanding stock options shall be terminated without any cash payment being made in respect thereof.

The cash portion of the merger consideration represents an 84% premium over the last reported trading price as quoted by Bloomberg L.P. on January 18, 2011, the last trading day prior to the Company’s announcement on January 19, 2011 that it had received ACF’s proposal to acquire all of the outstanding stock of the Company, and a 126% premium over the 90-day volume weighted average price as quoted by Bloomberg L.P. as of the same date, on January 18, 2011.  The cash portion of the merger consideration represents a 109% premium over the last reported trading price as quoted by Bloomberg L.P. on July 8, 2011 the last full trading date prior to execution of the Merger Agreement.

The Board of Directors of the Company, acting upon the unanimous recommendation of a Special Committee formed to consider, review, and evaluate the original proposal made by ACF on January 19, 2011, has (i) determined that the Merger Agreement and the Merger are in the best interests of the Company and the stockholders of the Company other than the Parent Group, and declared it advisable, to enter into the Merger Agreement with the Parent Group and Merger Sub providing for the merger of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth therein and (ii) approved and declared advisable the Merger Agreement and the Merger in accordance with the DGCL.

The Special Committee was formed on January 21, 2011 to consider, review and evaluate the proposal made on January 19, 2011 by ACF to acquire, either directly or through an affiliate, ownership of 100 percent of XO Holdings. Under the initial proposal, holders of common stock of XO Holdings, other than ACF and its affiliates, would receive consideration of $0.70 net per share in cash. The Special Committee members are Robert Knauss and Fredrik Gradin. Former member Harold First resigned effective March 5, 2011.

In 2009, a special committee of the Company’s Board declined to recommend an earlier ACF proposal to acquire the remaining shares of XO Holdings common stock that ACF did not then own.

The Merger, which is currently expected to close before the end of the third quarter 2011, is subject to limited closing conditions consisting of (i) the absence of any order or injunction prohibiting the consummation of the Merger and (ii) distribution of an Information Statement to the Company’s shareholders other than the Parent Group. The Merger Agreement may be terminated by (i) mutual agreement of the parties and (ii) by either party if (x) the merger is not consummated by December 1, 2011 or (y) a final law or order prohibits the consummation of the Merger.

Affiliates of Carl C. Icahn that control approximately 91.76% of the votes entitled to be voted for adoption of the Merger Agreement have taken action by written consent dated July 11, 2011 to adopt the Merger Agreement in accordance with the DGCL.  Stockholders of XO will not be asked to vote on the transaction.  XO will file a Schedule 14C information statement with the Securities and Exchange Commission (“SEC”) which is expected to be mailed within the next two weeks to shareholders of record as of July 11, 2011.

If completed, the Merger will, under laws of the state of Delaware, result in the Company becoming a privately held company and the Company Common Stock will no longer be listed on the OTCBB or Pink Sheets.

JP Morgan Securities LLC is serving as financial advisor to the Special Committee.  Dechert LLP is serving as legal counsel to the Special Committee. Pillsbury Winthrop Shaw Pittman LLP is serving as legal counsel to XO Holdings.  Richards, Layton & Finger, P.A. is serving as Delaware counsel to the Special Committee.

Additional Information about the Transaction

The Company will furnish to the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K regarding the transaction, which will include the Merger Agreement. All parties desiring details regarding the transaction are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

The Company will file an information statement with the SEC in connection with the proposed Merger. Certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a copy of the information statement. These documents will be filed with or furnished to the SEC as soon as practical. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARENT GROUP, THE COMPANY, THE PROPOSED MERGER AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the information statement by mail, stockholders also will be able to obtain the document, as well as other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at XO Holdings, Inc., 13865 Sunrise Valley Drive, Herndon, VA 20171, Attention: Investor Relations, telephone: (703) 547-2000.

About XO Holdings

XO Holdings, Inc. (OTCBB: XOHO) is a leading nationwide provider of advanced broadband communications services and solutions for businesses, enterprises, government, carriers and service providers. Its customers include more than half of the Fortune 500, in addition to leading cable companies, carriers, content providers and mobile network operators. Utilizing its unique combination of high-capacity nationwide and metro networks as well as broadband wireless capabilities, XO offers customers a broad range of managed voice, data and IP services with proven performance, scalability and value in more than 85 metropolitan markets across the United States. For more information, visit www.xo.com.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed Merger; management plans relating to the Merger; the expected timing of the completion of the Merger; the parties’ ability to complete the Merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as ‘will,’ ‘believes,’ ‘expects’ or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (‘SEC’), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov

Contact:

For XO Holdings:
Randi Steinhaus
T: (703) 547-2000

For ACF Industries Holding Corp.:
Susan Gordon
T: (212) 702-4309